Exhibit 1.1
EXECUTION VERSION
Kansas City Power & Light Company
$400,000,000
7.15% Mortgage Bonds Series, 2009A due 2019
UNDERWRITING AGREEMENT
dated March 19, 2009
Banc of America Securities LLC
BNP Paribas Securities Corp.
J.P. Morgan Securities Inc.

Underwriting Agreement
March 19, 2009
BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters
c/o Banc of America Securities LLC
One Bryant Park
New York, NY 10036
c/o BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Ladies and Gentlemen:
     Kansas City Power & Light Company, a Missouri corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $400,000,000 aggregate principal amount of the Company’s 7.15% Mortgage Bonds, Series 2009A due 2019 (the “Mortgage Bonds”). Banc of America Securities LLC, BNP Paribas Securities Corp., and J.P. Morgan Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Mortgage Bonds.
     The Mortgage Bonds will be issued pursuant to and secured by the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986 between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (the “Trustee”), as amended and supplemented by eleven indentures supplemental thereto (such Mortgage Indenture and Deed of Trust, as heretofore amended and supplemented, the “Base Mortgage Indenture”). Certain terms of the Mortgage Bonds will be established pursuant to the twelfth supplemental indenture dated as of March 1, 2009 (the “Twelfth Supplemental Indenture” and together with the Base Mortgage Indenture, the “Mortgage Indenture”) in accordance with Article Fifteen of the Base Mortgage Indenture. The Mortgage Bonds will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2(b) below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-148136), to be used in connection with the public offering and sale of debt securities, including the Mortgage Bonds, of the Company. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement”. The term “Base Prospectus” shall mean the base prospectus dated March 5, 2008 relating to the Mortgage Bonds. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Mortgage Bonds, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). The term “Prospectus” shall mean the final prospectus supplement relating to the Mortgage Bonds, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) and delivered by the parties hereto. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:00 p.m. (Eastern time) on March 19, 2009 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, after the Initial Sale Time.
The Company hereby confirms its agreements with the Underwriters as follows:

     Section 1. Representations and Warranties of the Company.
The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (as defined herein) (in each case, a “Representation Date”), as follows:
     (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Mortgage Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.
     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Mortgage Bonds will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated March 19, 2009 (ii) each issuer free writing prospectus as defined in Rule 433 of the Securities Act, if any, identified in Annex I hereto (each, an “Issuer Free Writing Prospectus”) and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. At the Initial Sale

Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.
     (c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Mortgage Bonds and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not or is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of Mortgage Bonds or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof. No electronic roadshow has been prepared or used by the Company in connection with the offering of the Mortgage Bonds.

     (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (g) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Twelfth Supplemental Indenture and the Mortgage Bonds and to perform its obligations under the Mortgage Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a Material Adverse Change (as defined herein).
     (h) Subsidiaries. Each wholly-owned subsidiary of the Company (each, a “Subsidiary” and, together, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company has no significant subsidiaries, as “significant subsidiaries” is defined in Rule 405 of Regulation C under the Securities Act.
     (i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization and Short-Term Debt.” The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (j) Accountants. The accountants who issued their reports on the financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act.

     (k) Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.
     (l) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (m) Authorization of the Mortgage Indenture. The Mortgage Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that certain remedial provisions of the Mortgage Indenture may not be enforceable, but such unenforceability will not render the Mortgage Indenture invalid as a whole or affect the judicial enforcement of (i) the obligation of the Company to repay the principal, together with the interest thereon, as provided in the Mortgage Bonds, (ii) the acceleration of the obligation of the Company to repay such principal, together with such interest, based upon a material default by the Company in the payment of such principal or interest or (iii) the right of the Trustee to exercise its right to foreclose under the Mortgage Indenture.
     (n) Authorization of the Mortgage Bonds. The Mortgage Bonds to be purchased by the Underwriters from the Company are in the form contemplated by the Mortgage Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Mortgage Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Mortgage Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Mortgage Indenture.
     (o) Recordation of the Mortgage Indenture. The Mortgage Indenture (not including the Twelfth Supplemental Indenture) has been duly filed for recordation and otherwise filed,

indexed or cross-indexed in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage Indenture on the Mortgaged Property (as such term is defined in the Mortgage Indenture), and all taxes payable to any state or subdivision thereof in connection with the execution, delivery or recordation of the Mortgage Indenture or the execution, authentication, issuance and delivery of the Mortgage Bonds and outstanding mortgage bonds have been paid.
     (p) Title to Property. Except as to property acquired subsequent to the execution and delivery of the Twelfth Supplemental Indenture, the Company has good and sufficient title to, or a satisfactory easement in, the Mortgaged Property (except such property as may have been disposed of and/or released from the lien thereof in accordance with the terms thereof), subject only to (i) the lien of the Mortgage Indenture, (ii) exceptions and reservations specifically set forth therein, (iii) “Permissible Encumbrances” as defined in the Mortgage Indenture, (iv) leases and minor liens of judgments not prior to the lien of the Mortgage Indenture, which do not interfere with the Company’s business, (v) defects, irregularities and deficiencies in titles of properties and rights-of-way which do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company and (vi) matters specified in the Disclosure Package and the Prospectus under the caption “Description of Bonds—Security and Priority”.
     (q) Lien of Mortgage. The Mortgage Indenture, subject only to the qualifications set forth in Section 1(p) hereof and to such other matters as do not materially affect the security for the Mortgage Bonds, constitutes a valid, direct first mortgage lien upon the Mortgaged Property, which includes substantially all of the fixed property of the Company and the franchises and permits of the Company pertaining to the operation of said property; all property (to the extent such property constitutes Mortgaged Property) acquired by the Company after the execution and delivery of the Twelfth Supplemental Indenture will, upon such acquisition, become subject to the lien of the Mortgage Indenture to the extent provided therein, subject, however, to “Permissible Encumbrances,” to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and to any rights or equities of others attaching under applicable local law in the absence of notice of the lien of the Mortgage Indenture by filing, recordation or otherwise.
     (r) Description of the Mortgage Bonds and the Mortgage Indenture. The Mortgage Bonds and the Mortgage Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     (s) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”) and (b) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.

     (t) No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its Articles of Incorporation, charter or by-laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Agreement or Instrument” and, collectively, the “Agreements and Instruments”). The execution and delivery of this Agreement, the Twelfth Supplemental Indenture and the Mortgage Bonds and the consummation of the transactions contemplated herein, therein and in the Mortgage Indenture have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (except pursuant to the terms of the Mortgage Indenture) upon any property or assets of the Company or any Subsidiary pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws, of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.
     (u) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Mortgage Bonds or will have done so by the time the Mortgage Bonds shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities laws.
     (v) Legal Proceedings; Contracts. Except as may be set forth, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its subsidiaries which would reasonably be expected to result in any Material Adverse Change, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed.
     (w) Franchises. The Company holds, to the extent required, valid and subsisting franchises, licenses and permits authorizing it to carry on the regulated utility businesses in which it is engaged in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Change.
     (x) Environmental Laws. Except as described, incorporated or deemed incorporated by reference in the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (y) Investment Company Act. The Company is not and, upon the issuance and sale of the Mortgage Bonds as contemplated herein and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (z) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (aa) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.
     (bb) Taxes. The Company and each of the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of the

Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.
     (cc) Internal Controls. Each of the Company and the Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures:
     (i) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act;
     (ii) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act; and
     (iii) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act.
     (ee) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Mortgage Bonds.
     (ff) Ratings. The Mortgage Bonds are rated A3 (Negative Outlook) by Moody’s Investors Services and BBB+ (Negative Outlook) by Standard & Poor’s Ratings Group.
     Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     Section 2. Purchase, Sale and Delivery of the Mortgage Bonds.
     (a) The Mortgage Bonds. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Mortgage Bonds upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Mortgage Bonds set forth opposite their names on Schedule A, plus any additional principal amount of Mortgage Bonds which such Underwriter may become obligated to purchase pursuant to Section 8 hereof, at a purchase price of 99.242% of the principal amount of the Mortgage Bonds, payable on the Closing Date.
     (b) The Closing Date. Delivery of certificates for the Mortgage Bonds in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on March 24, 2009, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).
     (c) Public Offering of the Mortgage Bonds. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Mortgage Bonds as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (d) Payment for the Mortgage Bonds. Payment for the Mortgage Bonds shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Mortgage Bonds that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Mortgage Bonds to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (e) Delivery of the Mortgage Bonds. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters through the facilities of the Depositary certificates for the Mortgage Bonds at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Mortgage Bonds shall be definitive global certificates in book entry form for clearance through the Depositary. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     Section 3. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Mortgage Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, a prospectus relating to the Mortgage Bonds is no longer required by law to be delivered in connection with sales of the Mortgage Bonds by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish, within a reasonable time prior to filing such amendment or supplement, to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement (except for any amendment or supplement filed under the Exchange Act after the Closing Date) to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. If requested, the Company will furnish or deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the

Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. Each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Mortgage Bonds as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Company will (1) notify the Representatives of any such event, development or condition, (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and (3) the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement to the Disclosure Package or the Prospectus as the Underwriters may reasonably request.
     (f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Mortgage Bonds for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Mortgage Bonds. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Mortgage Bonds for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use every reasonable effort to obtain the withdrawal thereof at the earliest possible moment.
     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Mortgage Bonds sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
     (h) Depositary. The Company will cooperate with the Underwriters and use every reasonable effort to permit the Mortgage Bonds to be eligible for clearance and settlement through the facilities of the Depositary.
     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period and subject to Section 3(b) hereof, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.
     (j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, and other than as disclosed in the Prospectus under the caption “Description of the Bonds-Concurrent Issuances”, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Mortgage Bonds or securities exchangeable for or convertible into debt securities similar to the Mortgage Bonds, other than as contemplated by this Agreement with respect to the Mortgage Bonds.
     (k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Mortgage Bonds, in substantially the form attached hereto as Exhibit B, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     (l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents that it has not made, and agrees with the Company that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Mortgage Bonds that would constitute an “issuer free writing prospectus” or that would otherwise constitute a “free writing prospectus” (as those terms are defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex I hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Mortgage Bonds within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     (n) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Mortgage Bonds.
     (o) Earning Statement. The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Mortgage Bonds (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Mortgage Bonds to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Mortgage Indenture, the DTC Agreement and the Mortgage Bonds, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Mortgage Bonds for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Mortgage Bonds, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Mortgage Indenture and the Mortgage Bonds, (viii) any fees payable in connection with the rating of the Mortgage Bonds with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Mortgage Bonds by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) all reasonable out-of-pocket expenses by the Representatives with respect to any roadshow, including expenses relating to slide production, internet roadshow taping and travel, and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4. Except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Mortgage Bonds as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall remain effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.
     (b) Filings under Rule 424 and Rule 433. For the period from the Execution Time to the Closing Date:
     (i) the Company shall have filed any Preliminary Prospectus not previously filed and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; and
     (ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.
     (c) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited consolidated financial statements and certain financial information of the Company included or incorporated in the Registration Statement, any Preliminary Prospectus and the Prospectus.

     (d) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     (e) No Material Adverse Change or Ratings Agency Change. For the period from the Execution Time to the Closing Date:
     (i) in the reasonable judgment of the Representatives, there shall not have occurred any Material Adverse Change, except as reflected in or contemplated by the Disclosure Package; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinions of (i) Dewey & LeBoeuf LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1, and (ii) Mark English, the Assistant General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2.
     (g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
     (h) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that, to the best of their knowledge after reasonable investigation:
     (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
     (ii) there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (iii) for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;
     (iv) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (v) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (i) Recordation of the Twelfth Supplemental Indenture. The Company shall have caused the Twelfth Supplemental Indenture to be recorded in offices of the Secretary of State in the States of Kansas and Missouri and in the office of the Register of Deeds for the County of Franklin, Kansas, which are the only recordations required in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage Indenture on all properties of the Company of every kind described in and purported to be conveyed by the Mortgage Indenture.
     (j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Mortgage Bonds as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination.
     Section 6. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, officer, director, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the third sentence of the sixth paragraph and the seventh paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by (i) the Representatives, in the case of indemnification pursuant to Section 6(a) hereof, or (ii) the Company, in the case of indemnification pursuant to Section 6(b) hereof, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).
     (d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Mortgage Bonds pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Mortgage Bonds pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Mortgage Bonds pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Mortgage Bonds as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) hereof for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Mortgage Bonds underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 8. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Mortgage Bonds that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Mortgage Bonds, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Mortgage Bonds, to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Mortgage Bonds set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Mortgage Bonds set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Mortgage Bonds which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Mortgage Bonds and the aggregate principal amount of such Mortgage Bonds with respect to which such default occurs exceeds 10% of the aggregate principal amount of Mortgage Bonds to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Mortgage Bonds are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, each Issuer Free Writing Prospectus, each Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i)

trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the New York Stock Exchange or the Commission, or trading in securities generally on the NASDAQ Global Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Mortgage Bonds in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives, there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 6, Section 7 and Section 15 hereof shall at all times be effective and shall survive such termination.
     Section 10. No Fiduciary Duty. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Mortgage Bonds pursuant to this Agreement, including the determination of the public offering price of the Mortgage Bonds and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of (A) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Mortgage Bonds and payment for them hereunder and (ii) will survive delivery of and payment for the Mortgage Bonds sold hereunder and any termination of this Agreement.
     Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties hereto as follows:
     If to the Representatives:
Banc of America Securities LLC
One Bryant Park
NY1-100-18-03
New York, NY 10036
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal;
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 841-3930
Attention: Syndicate Desk
and
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Facsimile: (212) 834-6081
Attention: Investment Grade Syndicate Desk
with a copy to:
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Facsimile: (650) 752-2007
Attention: Julia Cowles

     If to the Company:
Kansas City Power & Light Company
1201 Walnut Street
Kansas City, Missouri 64106-2124
Facsimile: (816) 556-2418
Attention: Mark English
with a copy to:
Dewey & LeBoeuf LLP
1301 Avenue of Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Peter O’Brien
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 6 and 7 hereof, and in each case their respective successors and assigns, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include any purchaser of the Mortgage Bonds as such from any of the Underwriters merely by reason of such purchase.
     Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
     Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 hereof and the contribution provisions of Section 7 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, KANSAS CITY POWER & LIGHT COMPANY
By:	/s/ Terry Bassham
Terry Bassham
Executive Vice President - Finance and Strategic Development and Chief Financial Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:	Banc of America Securities LLC

By:	/s/ Peter J. Carbone Name: Peter J. Carbone Title: Vice President

By:	BNP Paribas Securities Corp.

By:	/s/ Jim Turner Name: Jim Turner
Title: Managing Director

By:	J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi Title: Vice President

SCHEDULE A

Aggregate
Principal
Amount of
Mortgage
Bonds to be
Underwriters	Purchased
Banc of America Securities LLC	$104,667,000
BNP Paribas Securities Corp.	$104,667,000
J.P. Morgan Securities Inc.	$104,666,000
Mitsubishi UFJ Securities (USA), Inc.	$44,000,000
BNY Mellon Capital Markets, LLC	$21,000,000
Wachovia Capital Markets, LLC	$21,000,000

Total	$400,000,000

Schedule A

ANNEX I
LIST OF ISSUER FREE WRITING PROSPECTUSES
1.	Final Term Sheet dated March 19, 2009

ANNEX I

EXHIBIT A-1
FORM OF OPINION OF ISSUER’S COUNSEL
March __, 2009
Banc of America Securities LLC
One Bryant Park
New York, NY 10036;
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10012
As Representatives of the several Underwriters
KANSAS CITY POWER & LIGHT COMPANY
7.15% Mortgage Bonds, Series 2009A due 2019
Ladies and Gentlemen:
     We have served as special counsel for Kansas City Power & Light Company, a Missouri corporation (the “Company”) in connection with (i) the issuance and sale by the Company of $400,000,000 aggregate principal amount of its 7.15% Mortgage Bonds, Series 2009A due 2019 (the “Mortgage Bonds”) pursuant to and secured by the General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (the “Trustee”), as amended and supplemented by eleven indentures supplemental thereto (such Mortgage and Deed of Trust, as heretofore amended and supplemented, the “Base Mortgage Indenture”) and as amended and supplemented by a twelfth supplemental indenture thereto, dated as of March 1, 2009 between the Company and the Trustee (the “Twelfth Supplemental Indenture”, together with the Base Mortgage Indenture, the “Mortgage Indenture”); and (ii) the purchase by the Underwriters (as defined herein) of the Mortgage Bonds pursuant to the terms of an Underwriting Agreement dated March 19, 2009 (the “Underwriting Agreement”), among the Company and the Underwriters named in Schedule A thereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”). This opinion is being delivered to you as Representatives pursuant to Section 5(f)(i) thereof.
     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

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     In rendering the opinions expressed below, we have examined the registration statement on Form S-3 (File No. 333-148136) pertaining to the Mortgage Bonds and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), including the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2008 and the Current Reports on Form 8-K of the Company dated February 10, 2009 (as to Item 8.01), March 6, 2009 and March 18, 2009 (as to Item 8.01) (such reports, collectively, the “Incorporated Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the registration statement (the “Registration Statement”); the Company’s prospectus dated March 5, 2008 (the “Base Prospectus”) as supplemented by a preliminary prospectus supplement dated March 19, 2009 (collectively, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act, which, pursuant to Form S-3, incorporates by reference the Incorporated Documents, and a prospectus supplement dated March ___, 2009 (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Incorporated Documents; and the Mortgage Indenture. We have also examined the free writing prospectus prepared by the Company and filed with the Commission on March 19, 2009 pursuant to Rule 433 of the Act (the “Final Term Sheet”).
     We have assumed that the agreements and instruments referred to in this opinion have been duly authorized, executed and delivered by the parties thereto. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificate representing the Mortgage Bonds, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. As to various questions of fact relevant to the opinions set forth below, we have relied upon certificates of public officials and officers of the Company, representations of the Company in the Underwriting Agreement and other oral and written assurances by the officers or other employees of the Company. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
     In rendering the opinion set forth in numbered paragraph 8 below, we have relied as to all factual matters exclusively on a certificate, dated the date of this letter, of Terry Bassham, Executive Vice President—Finance and Strategic Development and Chief Financial Officer of the Company, and assumed that the certifications contained therein will be true and correct as of the time of the application of the proceeds of the Mortgage Bonds.
     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
     1. The Registration Statement has become effective under the Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); the Final Term Sheet has been filed pursuant to Rule 433 in accordance with Rule 433; and, to our knowledge, no stop order suspending the effectiveness of the Registration

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Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.
     2. The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Underwriting Agreement, and the Preliminary Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), at the Initial Sale Time, and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Prospectus Supplement and as of the date hereof, appear on their face to have complied as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Act and the rules and regulations of the Commission promulgated thereunder.
     3. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective times such documents were filed with the Commission, appear on their face to have complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     4. The Mortgage Indenture has been duly qualified under the Trust Indenture Act.
     5. The execution, delivery and performance by the Company of the Underwriting Agreement, the Mortgage Indenture and the Mortgage Bonds and the consummation by the Company of the transactions contemplated thereby (including the issuance and sale of the Mortgage Bonds and the use of the proceeds from the sale of the Mortgage Bonds as described in the Disclosure Package and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Mortgage Indenture and the Mortgage Bonds do not and will not violate any current provision of New York law that in our experience and without independent investigation, is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Mortgage Indenture (provided no opinion is expressed with respect to state securities or blue sky laws).
     6. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Underwriting Agreement or the Mortgage Indenture, or for the issue and sale of the Mortgage Bonds. As used in this paragraph 7, the term “Applicable Laws” means the laws of the State of New York and the federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Mortgage Indenture (provided that

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the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”), and respective rules and regulations thereunder).
     7. The statements set forth in the Disclosure Package and the Prospectus under the headings “Description of General Mortgage Bonds,” and “Description of the Mortgage Bonds” (insofar as such statements purport to summarize certain provisions of the Mortgage Bonds and the Mortgage Indenture) constitute, in all material respects, accurate summaries of the matters therein described.
     8. The Company is not, and after receipt of payment for the Mortgage Bonds and application of the proceeds therefrom as described in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.
We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Disclosure Package, the Prospectus or the Incorporated Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 8 above. We have not generally participated in the preparation of the Incorporated Documents; however, we have reviewed such documents. In the course of the preparation by the Company of the Registration Statement, the Disclosure Package and the Prospectus, we participated in conferences with certain officers and employees of the Company, with representatives of the Company’s independent registered public accountants, with representatives of the Underwriters and with counsel to the Underwriters. Based upon our examination of the Registration Statement, the Disclosure Package, the Prospectus and the Incorporated Documents, our investigations made in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus and our participation in the conferences referred to above, our review of the records and documents as described above and our understanding of the U.S. federal securities laws, nothing came to our attention which gives us reason to believe (i) that any part of the Registration Statement, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus contained, as of the date of the Underwriting Agreement, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of the date of the Underwriting Agreement, or omits, on the date hereof, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.
We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. We do not pass upon matters relating to the lien of the Mortgage Indenture on property now owned or hereafter acquired by the Company, the recordation or filing of the

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Mortgage Indenture or related financing statements or the title of the Company to its properties. As to such matters, there is being furnished to you the above-mentioned opinions of Mark English, Esq.
This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.
Very truly yours,
DEWEY & LEBOEUF LLP

A-1-5

ANNEX A
DISCLOSURE PACKAGE
     1. The Preliminary Prospectus.
     2. The Final Term Sheet.
     For purposes of determining the “Disclosure Package,” the information contained in the foregoing documents shall be considered together.

A-1

EXHIBIT A-2
FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
March ___, 2009
BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
J.P. MORGAN SECURITIES INC.
As Representatives of the several Underwriters
c/o Banc of America Securities LLC
One Bryant Park
New York, NY 10036
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
and
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Re:	Kansas City Power & Light Company
7.15% Mortgage Bonds, Series 2009A due 2019
Ladies and Gentlemen:
          I am Assistant General Counsel and Assistant Secretary of Kansas City Power & Light Company (the “Company”). I address this letter to you individually and as the representatives of the several Underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement dated March 19, 2009 (the “Underwriting Agreement”) between you, as representatives of the Underwriters, and the Company, with respect to the issuance and sale pursuant thereto of $400,000,000 aggregate principal amount of the Company’s 7.15% Mortgage Bonds, Series 2009A due 2019 (the “Mortgage Bonds”). The Mortgage Bonds are being issued under and secured by the General Mortgage and Deed of Trust, dated as of December 1, 1986 between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (the “Trustee”), as amended and supplemented by eleven indentures supplemental thereto (such General Mortgage and Deed of Trust, as heretofore amended and supplemented, the “Base Mortgage Indenture”) and as amended and supplemented by a twelfth

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supplemental indenture thereto, dated as of March 1, 2009 between the Company and the Trustee (the “Twelfth Supplemental Indenture”, together with the Base Mortgage Indenture, the “Mortgage Indenture”).
     As Assistant General Counsel and Assistant Secretary to the Company, I am generally acquainted with the corporate organization, history and proceedings of the Company and the circumstances surrounding the issuance of its securities from time to time, the various legislative enactments, records, documents and regulatory actions relating thereto, the Company’s bylaws, its franchises, permits, licenses, certificates, and powers and authorities under which it carries on its businesses, the nature and state of its interest in its properties and its titles and rights with respect thereto. Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement.
     I am familiar with the various actions, transactions and proceedings incident to the issuance of the Mortgage Bonds and the offering and sale thereof under the Underwriting Agreement. I have examined, among other things: the Underwriting Agreement, the Mortgage Indenture, a specimen of the Mortgage Bonds, the Registration Statement, the Disclosure Package and the Prospectus.
     Pursuant to Section 5f(ii) of the Underwriting Agreement, this will advise you that in the opinion of the undersigned:
     (a) The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as set forth in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     (b) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (c) The Mortgage Indenture is in due and proper form, has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid instrument legally binding on the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees’ or other creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); provided, however, that certain remedial provisions of the Mortgage Indenture may not be enforceable, but such unenforceability will not render the Mortgage Indenture invalid as a whole or affect the judicial enforcement of (i) the obligation of the Company to repay the principal, together with the interest thereon, as provided in the Mortgage Bonds, (ii) the acceleration of the obligation of the Company to repay such principal, together with such interest, based upon a material default by the Company in the payment of such principal or interest or (iii) the right of the Trustee to exercise its right to foreclose under the Mortgage Indenture.
     (d) The Mortgage Bonds are in due and proper form; the issue and sale of the

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Mortgage Bonds by the Company in accordance with the terms of the Underwriting Agreement have been duly and validly approved by the necessary corporate action of the Company; the Mortgage Bonds have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee in accordance with the terms of the Mortgage Indenture and delivered against payment therefore pursuant to the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, secured by the lien of and entitled to the benefits provided by the Mortgage Indenture , except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of mortgagees’ or other creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (e) Except as to property acquired subsequent to the execution and delivery of the Twelfth Supplemental Indenture, the Company has good and sufficient title to, or a satisfactory easement in, the Mortgaged Property, as such term is defined in the Mortgage Indenture (except such property as may have been disposed of and/or released from the lien of the Mortgage Indenture in accordance with the terms thereof), subject only to (i) the lien of the Mortgage Indenture, (ii) exceptions and reservations specifically set forth therein, (iii) “Permissible Encumbrances” as therein defined, (iv) leases and minor liens of judgments not prior to the lien of the Mortgage Indenture, which, in my opinion, do not interfere with the Company’s business, (v) defects, irregularities and deficiencies in titles of properties and rights-of-way which, in my opinion, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company and (vi) matters specified in the Disclosure Package and the Prospectus under “Description of Bonds—Security and Priority”; the description in the Mortgage Indenture of said property is adequate to constitute the mortgage lien thereon; the Mortgage Indenture, subject only to the qualifications set forth in this paragraph (e) and to such other matters as do not materially affect the security for the Mortgage Bonds, constitutes a valid, direct first mortgage lien on the Mortgaged Property, which includes substantially all of the fixed property of the Company, and the franchises and permits of the Company pertaining to the operation of said property; all property (to the extent such property constitutes Mortgaged Property) acquired by the Company after the execution and delivery of the Twelfth Supplemental Indenture will, upon such acquisition, become subject to the lien of the Mortgage Indenture to the extent provided therein, subject, however, to “Permissible Encumbrances,” to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and to any rights or equities of others attaching under applicable local law in the absence of notice of the lien of the Mortgage Indenture by filing, recordation or otherwise.
     (f) The Mortgage Indenture has been duly filed for recordation and otherwise filed, indexed or cross-indexed in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage Indenture on the Mortgaged Property, and all taxes payable to any state or subdivision thereof in connection with the execution, delivery or recordation of the Mortgage Indenture or the execution, authentication, issuance and delivery of the Mortgage Bonds and outstanding mortgage bonds have been paid.
     (g) Each Subsidiary has been duly organized or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business

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as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock owned directly or indirectly by the Company of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, such shares of capital stock owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.
     (h) The order of the Missouri Public Service Commission authorizing the issuance of the Mortgage Bonds by the Company and the sale of the Mortgage Bonds as contemplated by the Underwriting Agreement has been duly entered and is still in force and effect, and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority is necessary with respect to the foregoing transactions (other than as may be required under securities or blue sky laws of the various states, as to which I express no opinion).
     (i) The Company holds, to the extent required, valid and subsisting franchises, licenses and permits authorizing it to carry on the regulated utility businesses in which it is engaged, in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Change.
     (j) To the best of my knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the consolidated financial condition of the Company and its subsidiaries, taken as a whole.
     (k) To the best of my knowledge, the Company is not in violation of its Restated Articles of Consolidation, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material Agreement or Instrument.
     (l) The execution, delivery and performance of the Underwriting Agreement, the Mortgage Indenture and the Mortgage Bonds and the consummation of the transactions contemplated therein (including the issuance and sale of the Mortgage Bonds and the use of the proceeds received by the Company from the sale of the Mortgage Bonds as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Mortgage Indenture and the Mortgage Bonds do not and will not conflict with or constitute a breach of, or default

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under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Mortgage Indenture) upon any property or assets of the Company or any Subsidiary pursuant to any material Agreement or Instrument, or any law, administrative regulation or administrative or court order or decree known to me to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws of the Company.
     (m) To the best of my knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement or Instrument described, referred to, filed or incorporated by reference therein.
     This opinion letter is limited to the laws of the States of Missouri and Kansas and the federal laws of the United States of America. This opinion letter is based on the law in effect, and the facts and circumstances existing, on the date of this letter. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions and statements expressed above, including any changes in applicable law which may hereafter occur.
     This opinion letter is being rendered and delivered solely to and for the benefit of the persons to whom it is addressed; accordingly, it may not be delivered to or relied upon by any other person, quoted or filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without my prior written consent.

Very truly yours, Mark G. English Assistant General Counsel and Assistant Secretary

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EXHIBIT B
Final Term Sheet
Kansas City Power & Light Company
7.15% Mortgage Bonds, Series 2009A due 2019
March 19, 2009

Issuer:	Kansas City Power & Light Company

Principal Amount:	$400,000,000

Title of Securities:	7.15% Mortgage Bonds, Series 2009A due 2019

Maturity:	April 1, 2019

Coupon (Interest Rate):	7.15%

Yield to Maturity:	7.165%

Benchmark Treasury:	2.750% due February 15, 2019

Spread to Benchmark Treasury:	+460 basis points

Benchmark Treasury Yield:	2.565%

Interest Payment Dates:	Semi-annually on April 1 and October 1, commencing on October 1, 2009

Record Dates:	March 15 and September 15

Price to Public:	99.892% of the principal amount, plus accrued interest, if any, from March 24, 2009

Redemption Provision:	Callable at any time at a make-whole price of the greater of (i) 100% of the principal amount or (ii) discounted present value at Treasury Rate plus 50 basis points

Settlement Date:	March 24, 2009

CUSIP Number:	485134 BL3

Ratings:	Moody’s Investor Services: A3 (Negative Outlook)
Standard & Poor’s Ratings Group: BBB+ (Negative Outlook)

Joint Book-Running Managers:	Banc of America Securities LLC
BNP Paribas Securities Corp.
J.P. Morgan Securities Inc.

Senior Co-Manager:	Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC
Wachovia Capital Markets, LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Banc of America Securities LLC, BNP Paribas Securities Corp or J.P. Morgan Securities Inc. can arrange to send you the prospectus if you request it by calling or emailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com, by calling BNP Paribas Securities Corp. at 1-800-854-5674, or by calling J.P. Morgan Securities Inc., collect, at 1-212-834-4533.

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